EXECUTION COPY

Operation Number 36384

DEED OF ASSIGNMENT OF CONTRACTS

between

BALYKSHY L.L.P.

and

EUROPEAN BANK

FOR RECONSTRUCTION AND DEVELOPMENT

5  August 2008

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EXECUTION COPY

TABLE OF CONTENTS

Page No

ARTICLE I DEFINITIONS AND INTERPRETATION 6

Section 1.01                        Definitions 7

Section 1.02                        Interpretation 10

Section 1.03                        Implied Covenants 12

ARTICLE II ASSIGNMENT 12

Section 2.01                        Covenant to Pay 12

Section 2.02                        Assignment of Rights 13

Section 2.03                        Appropriation 13

Section 2.04                        Power of Sale 13

Section 2.05                        Consolidation Permitted 13

Section 2.06                        Notice of Other Interest 13

Section 2.07                        Continuing Security; Prejudice 14

Section 2.08                        Borrower's Liability Not Affected 15

Section 2.09                        Additional Rights 16

Section 2.10                        Retention 16

Section 2.11                        Property 16

Section 2.12                        Continuation 16

Section 2.13                        Resorting to Other Means of Payment 16

Section 2.14                        Conditional Releases 17

ARTICLE III REPRESENTATIONS AND WARRANTIES 17

Section 3.01                        Representations and Warranties of the Borrower 17

Section 3.02                        Restatement of Representations and Warranties. 20

ARTICLE IV COVENANTS 20

Section 4.01                        Affirmative Covenants by the Borrower 20

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Section 4.02                        Negative Covenants of the Borrower 22

Section 4.03                        Obligations in Respect of the Assigned Rights 23

ARTICLE V RIGHTS, POWERS AND DUTIES OF EBRD 24

Section 5.01                        Rights and Powers. 24

Section 5.02                        No Obligations of EBRD 26

Section 5.03                        Application of Moneys 26

Section 5.04                        Charge 27

Section 5.05                        Payments 27

Section 5.06                        No Set-off 27

Section 5.07                        Possession 28

ARTICLE VI OBLIGATIONS UNDER CONTRACTS 28

Section 6.01                        Borrower's Obligations 28

Section 6.02                        No Obligation on EBRD 28

ARTICLE VII SECURITY POWER OF ATTORNEY 28

ARTICLE VIII POWER OF ATTORNEY 29

ARTICLE IX TAXES AND CURRENCY 30

Section 9.01                        Taxes 30

Section 9.02                        Currency Indemnity 31

Section 9.03                        Gross-Up 31

ARTICLE X PROTECTION OF SECURITY 32

Section 10.01 Preservation of Security and Rights 32

Section 10.02 Change in Borrower's Constitution 32

Section 10.03 Limit on Liability; Mortgagee in Possession 32

ARTICLE XI STEP IN RIGHTS 33

Section 11.01 Step-in Rights 33

Section 11.02 Cure Rights 34

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ARTICLE XII RELEASE 34

ARTICLE XIII FURTHER ASSURANCE 35

ARTICLE XIV MISCELLANEOUS 35

Section 14.01 Term of Deed 35

Section 14.02 Entire Agreement; Amendment and Waiver 35

Section 14.03 Borrower's Obligations 36

Section 14.04 Notices 36

Section 14.05 English Language 37

Section 14.06 Indemnities and Expenses 37

Section 14.07 Rights, Remedies and Waivers 37

Section 14.08 Governing Law 38

Section 14.09 Dispute Resolution 38

Section 14.10 Privileges and Immunities of EBRD 40

Section 14.11 Waiver of Sovereign Immunity 40

Section 14.12 No Reliance 41

Section 14.13 Successors and Assigns 41

Section 14.14 Rights of Third Parties 42

Section 14.15 Default Interest 42

Section 14.16 Set-off 43

Section 14.17 No Partnership or Agency. 43

Section 14.18 Deed as Property of EBRD 43

Section 14.19 Certificates 43

Section 14.20 Disclosure 44

Section 14.21 Severability. 44

Section 14.22 Counterparts 44

Section 14.23 Survival 44

SCHEDULE 1 FORM OF NOTICE OF ASSIGNMENT 46

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SCHEDULE 2 FORM OF ACKNOWLEDGEMENT 49

SCHEDULE 3 FORM OF POWER OF ATTORNEY52

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EXECUTION COPY

This CONTRACTS ASSIGNMENT DEED (this "Deed") is made as a deed on 5 August 2008 between:

(1)
BALYKSHY L.L.P., ., a limited liability partnership organised and existing under the laws of the Republic of Kazakhstan with its registered address at 12 Murat Uskenbaev Street, Atash Village, Tupkaragan District, Mangistau Region, the Republic of Kazakhstan (the "Borrower"); and

(2)	EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT, an international organisation established by treaty ("EBRD").

RECITALS

WHEREAS:

(A)
By way of a loan agreement dated 21 December 2006 between EBRD and the Borrower, as amended by an amendment agreement dated 28 June 2007, EBRD has agreed to extend to the Borrower a loan in the total aggregate amount of thirty two million Dollars (USD32,000,000) (the "Loan"), subject to the terms and conditions set forth therein (as amended, restated, novated or supplemented from time to time, the "Loan Agreement");

(B)
It is a condition of the first disbursement of the loan funds to the Borrower under the Loan Agreement that the Borrower enter into this Deed for the assignment by the Borrower in favour of EBRD of its rights under certain Contracts (as defined below); and

(C) The Borrower and EBRD intend this Deed to take effect as a deed. NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

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Section 1.01 Definitions

(a) Unless the context otherwise requires, capitalized terms not otherwise defined in this Deed (including in the Recitals) shall have the respective meanings given to them in the Loan Agreement.

(b) In this Deed, the following capitalized terms shall have the following meanings:

"Applicable Law" means all laws, ordinances, regulations, judgments, decrees, decisions, writs, awards, orders, rules, directives, guidelines (to the extent that such guidelines have the force of law or the compliance with which is in accordance with general practice) and policies of any Authority, and international treaties or any other agreements to which an Authority is a party, to the extent applicable to the Borrower, its business and financial operations or that otherwise relate to the subject matter thereof or the exercise by EBRD of its rights under the Loan Agreement;

"Assigned Rights"means all the Borrower's rights, title and interest under the Contracts including (without limitation) (1) the rights to claim for (including by means of initiation of legal proceedings) and receive all moneys now and in the future payable, whether actually or contingently, to the Borrower under or in connection with the Contracts, (2) all of the Borrower's powers under the Contracts, (3) the Borrower's right to compel performance of the Contracts, (4) the benefits of all of the representations, warranties and undertakings of the counterparties under the Contracts, (5) the rights to agree to any termination, amendment or waiver of the Contracts or any provision thereof, and  (6) any other rights available to the Borrower with respect to the Contracts, whether by agreement, operation of law or otherwise;

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"Assignment" "Authorisation"
means the assignment of the Assigned Rights contemplated by this Deed as described in Section 2.02 (Assignment of Rights);

means any consent, registration, filing, agreement, notarisation, certificate, licence, approval, permit authority or exemption from, by or with any Authority, whether given by express action or deemed given by failure to act within any specified time period;

"Authority" means any national, supranational, regional or local government or governmental, administrative, fiscal, judicial or government owned body, department, commission, authority, tribunal, agency or entity or central bank (or any person, whether or not government owned and howsoever constituted or called, that exercise the functions of a central bank);

"Construction means the construction contract for the Project dated

Contract" November 2006 between the Borrower and Datoba Construction LLP, a limited liability partnership organized and existing under the laws of Kazkahstan;

"Contracts"
means: (a) the Construction Contract, (b) each Service Contract, and (c) all performance bonds, warranties, guarantees and undertakings issued at any time during the Security Period thereunder, and such other agreements entered into by the Borrower or any other person acting on behalf of, or for the benefit of, the Borrower in substitution

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thereof;

"Delegate"

"Interest Rate"

 "Liabilities"

"Obligor"

"Pledged Accounts"
means a delegate or sub-delegate appointed pursuant to Section 5.01(c);

means the rate referred to in Section 3.06 (Default Interest) of the Loan Agreement;

means the Republic of Kazakhstan;

shall have the meaning given to it in paragraph (a) of Article XIV (Miscellaneous);

means any counterparty, including the Contractor or any User under the Service Contracts, or any other obligor under any Contract;

means any bank account of the Borrower, the rights to which are pledged to EBRD under the Bank Account Pledges;

"Relevant Jurisdiction"

"Secured Obligations"

means any jurisdiction of which the Borrower becomes resident for the purpose of any Taxes;

means all present and future obligations and liabilities (whether actual or contingent, whether owed jointly or severally or in any other capacity whatsoever) of the Borrower to EBRD under the Loan Agreement or any other Financing Agreement (including this Deed), including the payment of principal, interest, fees, charges, taxes, duties or other imposts, damages, losses, costs and expenses (including attorneys' fees and court costs), including, for the avoidance of doubt, any expenses related to retaking, holding, preparing for sale, selling or otherwise foreclosing upon, and disposing of, or realising on the Assigned Rights

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or enforcing the provisions of this Deed or any other Financing Agreement;

"Security Period"means the period beginning on the date of this Deed and ending on the date when EBRD pursuant to Article XI (Step In Rights) of this Deed shall have notified the Borrower that all Secured Obligations have been unconditionally and irrevocably paid and performed in full in accordance with the respective terms of the Loan Agreement and the other Financing Agreements;

"Service Contracts" means each service contract between a User and the Borrower, each of which is of a duration of 1 year or longer, pursuant to which a User contracts to use the infrastructure to be constructed as part of the Project; and

"Taxes"
means any federal, regional, local, municipal and other tax, assessment, duty or similar charge of any kind whatsoever levied by any Authority, foreign or domestic, including any corporate franchise, income, sales, use, ad valorem, receipts, value added, profits, licence, withholding, payroll, employment, excise, property, customs, net worth, capital gains, transfer, stamp, documentary, social security, social fund, payroll, environmental and other tax (excluding any taxes (if any) directly levied on the overall net income of EBRD), and including any interest, penalties and additions imposed with respect to such amounts.

Section 1.02 Interpretation

In this Deed, unless the context otherwise requires:

(a)a reference to "Secured Obligations" or "Assigned Rights" shall be

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deemed to include a reference to any part thereof;

(b) unless the context otherwise requires, words denoting the singular include the plural and vice versa, words denoting gender include all gender, and words denoting persons include natural persons, corporations, partnerships, joint ventures, or trusts, unincorporated organisations, authorities or any other entity whether acting in an individual, fiduciary or other capacity, and references to a person include its successors and permitted assigns and/or transferees;

(c) reference to a specified Article, Section or Schedule shall be construed as a reference to that specified Article or Section of, or Schedule to, this Deed;

(d) a reference to an agreement includes any contract, concession, deed, undertaking, instrument or other contractual arrangement, and any annexes, exhibits, schedules thereto, and the side letters or other instruments issued in connection therewith;

(e) a reference (i) to an amendment or to an agreement being amended includes a supplement, variation, assignment, novation, restatement or re-enactment, and (ii) to an agreement shall be construed as a reference to such agreement as it may be amended, restated, supplemented or novated from time to time;

(f) the headings and the Table of Contents are inserted for convenience of reference only and shall not affect the interpretation of this Deed;

(g) a Default is outstanding or continuing until it has been remedied or waived by EBRD in writing;

(h) any reference to "law" means any law (including, any common or customary law) and any treaty, constitution, statute, legislation, decree, normative act, rule, regulation, judgment, order, writ, injunction, determination, award or other legislative or administrative measure or judicial or arbitral decision in any jurisdiction which has the force of law or the compliance with which is in accordance with general practice in such jurisdiction;

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(i) any reference to a provision of law, statute, rule or regulation is a reference to that provision as from time to time amended or re-enacted;

(j) the terms "include" and "including" shall be deemed to be followed by the words "without limitation" where not so followed;

(k) "the knowledge of the Borrower", "to the Borrower's knowledge", or "to the best of the Borrower's knowledge" or similar expressions related to the knowledge of the Borrower shall always include the best knowledge of such party after due and careful inquiry and investigation; and

(1)all exhibits, supplements and amendments hereto shall form an integral part of this Deed.

Section 1.03 Implied Covenants

The following provisions of the Law of Property (Miscellaneous Provisions) Act 1994 will not apply to Section 2.02 (Assignment of Rights) of this Deed:

(a) the words "other than charges, encumbrances or rights which that person does not and could not reasonably be expected to know about" in Section 3(1);

(b) the words "except to the extent that" and all the words thereafter in Section 3(2); and

(c) Section 6(2).

ARTICLE II - ASSIGNMENT

Section 2.01 Covenant to Pay

The Borrower covenants with EBRD that it will duly and fully pay on demand and discharge the Secured Obligations at the time or times when due and in the

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currency or currencies in which the Secured Obligations are expressed to be payable in the manner provided for in the relevant Financing Agreement (including this Deed).

Section 2.02 Assignment of Rights

As a continuing security for the due and prompt payment in full of all of the Secured Obligations, the Borrower hereby assigns absolutely by way of security and with full title guarantee in favour of EBRD all of the Assigned Rights.

Section 2.03 Appropriation

EBRD may apply all moneys received in respect of the Assigned Rights in or towards the discharge of the Secured Obligations as they in their sole and absolute discretion shall determine.

Section 2.04 Power of Sale

Section 103 of the Law of Property Act 1925 shall not apply to this Deed and EBRD may exercise its power of sale and other powers under that or any other legislative act or this Deed at any time and from time to time after the date of this Deed.

Section 2.05 Consolidation Permitted

Section 93(1) of the Law of Property Act 1925 shall not apply to the security created under this Deed.

Section 2.06 Notice of Other Interest

EBRD may open a new account upon its receiving actual or constructive notice of any charge or interest affecting the Assigned Rights and, whether or not EBRD opens any such account, no payment received by EBRD after receiving such

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notice shall (if followed by any payment out of, or debit to, the relevant account) be appropriated towards or have the effect of discharging the Secured Obligations outstanding at the time of receiving such notice.

Section 2.07 Continuing Security; Prejudice.

(a) The security created under this Deed shall be a continuing security for the Secured Obligations and shall not be satisfied, discharged or affected by any intermediate payment or settlement of account (whether or not any Secured Obligations remain outstanding thereafter) or any other matter or thing whatsoever.

(b) In addition, and without prejudice to any of the foregoing, neither the security created by this Deed, nor the liability of the Borrower in connection with the Secured Obligations, shall be prejudiced or affected by:

(i)
any variation or amendment of, or waiver or release granted under, or in connection with, the Security or any guarantee or indemnity or other document, including without limitation, any Financing Agreement;

(ii)
time being given, or any other indulgence or concession being granted, by EBRD to the Borrower or any other person in connection with this Deed or any of the other Financing Agreements or the Project Agreements;

(iii)
the taking, holding, failure to take or hold, varying, realisation, non-enforcement, non-perfection or release by EBRD or any other person of any other Lien, or any guarantee or indemnity or other person or document;

(iv)	the dissolution or any change in the constitution or composition of the Borrower or any other person;

(v)	any amalgamation, merger or reconstruction that may be effected by EBRD with any other person or any sale or transfer of the whole or any part of the assets of EBRD to any other person;

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(vi)	the existence of any claim, set-off or other right which the Borrower or any other person may have at any time against EBRD or any other person;

(vii)	the making or absence of any demand for payment of the Secured Obligations on the Borrower or any other person, whether by EBRD or any other person;

(viii)	any arrangement or compromise entered into by EBRD with the Borrower or any other person;

(ix)	the bankruptcy, liquidation, insolvency, incapacity or disability of the Borrower or any other person; or

(x)
any other thing done or omitted or neglected to be done by EBRD or any other person in respect of any of the Financing Agreements or the Project Agreements or any other dealing, fact, matter or thing which, but for this provision, might operate to prejudice or affect the liability of the Borrower in respect of the Secured Obligations.

Section 2.08 Borrower's Liability Not Affected

The Borrower's liability to EBRD hereunder shall not be affected by:

(a) the absence of, or any defective excessive or irregular exercise of, the borrowing powers of the Borrower;

(b) any security given of payment made to EBRD by the Borrower or any other person being avoided or reduced under any law (English or foreign) relating to insolvency, liquidation or analogous circumstances in force from time to time; or

(c) the assumption by novation for any reason whatsoever, of the Secured Obligations by another person or company in substitution for the Borrower.

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Section 2.09 Additional Rights

This Deed is in addition to and is not to prejudice or be prejudiced by any guarantee, indemnity or other security present or future held by EBRD from the Borrower or any other person.

Section 2.10 Retention

Following the discharge of all of the Secured Obligations, EBRD may retain the security held by them hereunder until EBRD is reasonably satisfied that it will not be required to make any repayment under any law referred to in Section 2.08(b).

Section 2.11 Property

This Deed is and will remain the property of EBRD after any release or settlement of the Secured Obligations.

Section 2.12 Continuation

The security created by this Deed shall continue for all purposes and every sum of money which may now or in future be or become due or owing to EBRD by the Borrower under the Loan Agreement (or which would have become so due or owing were it not for the bankruptcy, liquidation or insolvency of the Borrower) and shall be deemed to continue due and owing to EBRD by the Borrower until the same shall be actually repaid to EBRD notwithstanding the bankruptcy, liquidation or insolvency of the Borrower.

Section 2.13 Resorting to Other Means of Payment

(a)EBRD may, but shall not be obliged to, resort for its own benefit to any other means of payment at any time and in any order either of them thinks fit without affecting the security created by this Deed.

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(b)EBRD may enforce this Deed either before or after resorting to other means of payment and in the latter case without entitling the Borrower to any benefit from such other means of payment for so long as the Secured Obligations remain due, or payable (whether actually or contingently).

Section 2.14 Conditional Releases

Any release, settlement, discharge or arrangement relating to the security created by this Deed shall be conditional upon no payment assurance or security received by EBRD in respect of the Secured Obligations being avoided or reduced under any law (English or foreign) relating to bankruptcy, liquidation or analogous circumstances in force from time to time and EBRD may, after such avoidance or reduction, exercise all or any of its rights under this Deed and/or any other rights which it would have been entitled to exercise but for such release, settlement, discharge or arrangement.

ARTICLE III - REPRESENTATIONS AND WARRANTIES Section 3.01 Representations and Warranties of the Borrower The Borrower represents and warrants to EBRD as follows:

(a) the Borrower is a limited liability partnership, duly registered and validly existing under the laws of Kazakhstan;

(b) the Borrower has the full corporate power, authority and right to execute, deliver and perform this Deed and to assign the Assigned Rights as provided for herein and the execution, delivery and performance of, and the assignment of the Assigned Rights pursuant to this Deed have been duly authorised by the Borrower and all necessary corporate, creditors' and shareholders' actions, approvals and consents have been completed or obtained (as the case may be);

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(c)this Deed has been duly executed by duly authorised representatives of the Borrower and constitutes the valid and legally binding obligations of the Borrower enforceable against the Borrower in accordance with its terms;

(d)the execution and delivery of this Deed and the compliance with the terms hereof:

(i)	do not and will not result in violation of its Charter or any provision contained in any law;

(ii)
do not and will not conflict with or result in the breach of any provision of, or require any consent under, or result in the imposition of any Lien under, any agreement or instrument to which the Borrower is a party or by which the Borrower or any of its assets is bound; and

(iii)
do not and will not constitute a default or an event which, with the giving of notice, the passage of time or the making of any determination, or any combination thereof, would constitute a default under any such agreement or instrument;

(e)it has provided true, complete and up to date copies of the Contracts to EBRD; the Contracts are in full force and effect; there has been no amendment, supplement or variation to or termination or repudiation of the Contracts since their execution that would result in each case in a breach of Section 6.10 (Project Agreements) of the Loan Agreement and no Obligor is entitled to rescind the Contracts or to exercise any right of set-off or counter-claim under the Contracts (except as otherwise provided for under the Financing Agreements) and has not purported to do so;

(f)it has obtained all Authorisations necessary in connection with the execution, delivery and performance of this Deed, the assignment of the Assigned Rights hereunder and for the exercise of any rights or remedies by EBRD hereunder and have made or delivered, as applicable, all filings or notices required in connection therewith, including all filings and/or notices necessary or desirable in the United

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Kingdom or Kazakhstan, and all such Authorisations are and shall remain in full force and effect;

(g) it is solely and beneficially entitled to the Assigned Rights free from any Lien or equity whatsoever (except for permitted liens described in Section 6.05(2) of the Loan Agreement, provided that the Borrower will take all such actions as is necessary to remove any such permitted lien in accordance with the terms of the Loan Agreement, and Liens in favour of EBRD) and the Assigned Rights are capable of being assigned to EBRD as contemplated by the Loan Agreement and this Deed;

(h) the execution of this Deed establishes a valid assignment solely in favour of EBRD of the Assigned Rights as contemplated hereby;

(1)other than the Security Documents (including this Deed), it is not a party to any security agreement or instrument creating or purporting to create a Lien over any of its respective rights, title and interest in and to the Assigned Rights, nor has it assigned or transferred or pledged the same to any person, other than EBRD;

(j) no liability or obligation of whatever nature shall attach to EBRD by reason of it becoming the assignee as provided for pursuant to this Deed;

(k) there are no agreements, arrangements, provisions, stipulations, conditions, rights or any other circumstances known to the Borrower that may in any way restrict, prohibit or otherwise is likely to have a material adverse effect on the Assignment made hereby in favour of EBRD or the status and ranking of EBRD as secured creditor hereunder, as reasonably determined by them;

(1)neither the Borrower nor any of its properties enjoys any right of immunity from set-off, suit or execution with respect to its assets or its obligations under this Deed;

(m)no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against the Borrower involving the Assigned Rights or any Contract or relating to the transactions

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contemplated hereby, the outcome of which would or is likely to have a material adverse effect, as reasonably determined by EBRD;

(n) it has neither filed for bankruptcy nor become insolvent, or taken a decision or other action to cause itself to be liquidated, financially rehabilitated, put under external management or reorganized;

(o) this Deed constitutes a first priority assignment of the Assigned Rights in favour of EBRD; and

(p) the Borrower has performed all of its respective obligations and liabilities expresses to be assumed under the Contracts (i) to the extent that such performance is required on or before the date of this Deed, and (ii) except where failure to do so does not breach the provisions of Section 6.10 (Project Agreements) of the Loan Agreement.

Section 3.02 Restatement of Representations and Warranties.

Any representation or warranty given hereunder which specifies that such representation and warranty is provided hereunder "as of the date of this Deed" shall only be given on the date of this Deed and shall not be deemed to be repeated hereafter in connection with any Disbursement made pursuant to this Deed. In respect of all other representations and warranties provided in this Article III, such representations and warranties shall be deemed to be repeated on submission of each Disbursement request, on each Disbursement date and on each Interest Payment Date.

ARTICLE IV - COVENANTS

Section 4.01 Affirmative Covenants by the Borrower

The Borrower hereby covenants and agrees with EBRD that until the expiry of the Security Period:

(a)the statement in Section 3.01(f) will at all times continue to be true and

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accurate in every respect;

(b) it will promptly and diligently perform the Contracts and enforce any rights it may have under the Contracts against the Contractor, the Users or any other relevant person in the event that the Contractor of any of the Users have breached any of terms of such Contracts and such breach results in an Event of Default;

(c) if any Obligor exercises or attempts to exercise set off or other similar rights under the Contracts, or there occurs any breach or dispute in relation to the Contracts that results in a Default, the Borrower shall (a) promptly upon becoming aware of the same, notify EBRD and (b) send a copy to EBRD of each communication received from the Contractor or any User or other relevant person in respect thereto, and provide EBRD with such other information related thereto as may be reasonably requested by EBRD;

(d) it will direct all payments due to the Borrower under the Contracts, and shall instruct the Contractor or any User or other relevant person to make all payments due in respect of the Assigned Rights, to the Pledged Accounts (except where such payments are payable directly to EBRD pursuant to this Deed or the other Financing Agreements);

(e) it shall not, without the prior written consent of EBRD, settle any suits or claims for breaches of the Contracts either by it or by the Contractor or any User or other relevant person (other than the settlement of such suits or claims where such suits and claims themselves do not constitute an Event of Default);

(f) it shall provide EBRD with all other documents and information in connection with the Assigned Rights which EBRD may from time to time reasonably request;

(g) it shall make all registrations required by Applicable Law and take any other action required under any Applicable Law to effect the Assignment, and, if and when required, obtain such licence, permits or other approvals from any Authority in any jurisdiction as may be required in order for EBRD to exercise its rights and

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powers in respect of the Assigned Rights;

(h) do or cause to be done, as the case may be, each and every act or thing and execute, deliver, file and record each and every document or instrument, including, but not limited to, any transfer, conveyance, assignment or assistance, and make any registration, or give any notice, order or direction necessary or appropriate to ensure the validity and enforceability of the Assignment to EBRD pursuant to this Deed or to protect or preserve the interests of EBRD hereunder;

(i) forthwith following the execution of this Deed and thereafter immediately upon execution of contracts or other undertakings resulting in the amendment or replacement of any of the Contracts, (i) provide to EBRD a copy of notice of assignment substantially in the form of Schedule 1 (Form of Notice of Assignment) hereto; and (ii) obtain, and furnish to EBRD, the written acknowledgment and consent of each of the Contractor and the Users of any such notice substantially in the form provided in Schedule 2 (Form of Acknowledgement) hereto;

(j) comply with all Applicable Laws;

(k) at its sole cost and expense, defend the Assigned Rights, and the Assignment contemplated hereunder, against all claims, demands, attachments or any legal or administrative proceedings made, commenced or threatened by any person at any time claiming any interest therein, and shall promptly notify EBRD of any such claims or demands, provided that the Borrower shall be permitted to settle such claims without consent of EBRD where such claim or settlement is not likely to result in a material adverse effect, as reasonably determined by EBRD; and

(1)it shall take any other action which EBRD may reasonably determine is necessary or desirable in order to preserve, protect or give full effect to the rights of EBRD under this Deed.

Section 4.02 Negative Covenants of the Borrower

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(a) Except for the Lien created pursuant to this Deed, the Borrower shall not create, incur or permit to exist any Lien (contingent or otherwise), right of set-off or equity whatsoever affecting the Assigned Rights or any assets or rights relating to or deriving from them (including, without limitation, any moneys standing to the credit of any suspense account) or assign or deal with the Assigned Rights. The Borrower shall not be deemed to be in breach of this covenant in the event that a permitted Lien, as described in Section 6.05(2) of the Loan Agreement, is established, provided that the Borrower will take all such actions as are necessary to remove any such permitted Lien in accordance with the terms of the Loan Agreement.

(b) The Borrower shall not, without the prior written consent of EBRD, and except as in each case as is not prohibited by the other Financing Agreements allow, make or agree to any amendment or supplement to, or repudiation or termination of, the Contracts, or make or agree to any claim that any Contract is frustrated or rescinded, or allow or agree to any waiver or release of any obligation of the Contractor or any of the Users.

(c) Except with the prior written consent of EBRD, the Borrower shall not (i) settle any suits or claims pertaining to the Assigned Rights (other than the settlement of such suits or claims where such suits and claims themselves do not constitute an Event of Default), or (ii) settle suits or claims with regard to any insurance agreements in respect of all or any part of the Assigned Rights, or insurance payments pertaining thereto, other than as permitted pursuant to Section 5.04 (Insurance) of the Loan Agreement.

Section 4.03 Obligations in Respect of the Assigned Rights

The Borrower shall remain solely and fully liable under or in respect of each Assigned Right binding on the Borrower to perform all obligations in connection with such Assigned Right.

Section 4.04 Affirmative Covenants by the Borrower relating to future Contracts

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The Borrower hereby covenants and agrees with EBRD that until the expiry of the Security Period:

(a) it shall immediately, upon entering into any new Contract following the Signing Date (a "New Contract"), enter into an assignment in favour of EBRD, such assignment to be substantially in the form of this Deed and, in any event, in form and substance as agreed by and satisfactory to EBRD; and

(b) if it fails to enter into such new assignment relating to any New Contract as described in above sub-paragraph (a), this omission shall constitute an Event of Default.

ARTICLE V - RIGHTS, POWERS AND DUTIES OF EBRD

Section 5.01 Rights and Powers.

(a)EBRD shall (in addition to the powers specified in any Applicable Law from time to time in force given to mortgagees and mortgagors (including the Law of Property Act 1925) have the following powers exercisable upon such terms and conditions as they deem fit if an Event of Default has occurred and is continuing:

(i)	to take possession of and generally to perform and enforce the Assigned Rights;

(ii)	to sell, charge or otherwise deal with and dispose of the Assigned Rights without restriction;

(iii)	to purchase materials, tools, equipment, goods or supplies for the purpose of performance of the Assigned Rights;

(iv)	to bring, continue or defend any claim, dispute, action or legal proceedings and enter into any arrangement or compromise relating to the Assigned Rights;

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(v)
to redeem any security over the Assigned Rights and to borrow or raise any money and secure the payment of any money on the Assigned Rights in priority to the Secured Obligations or otherwise for the purpose of the exercise of their respective powers and/or defraying any costs or liabilities incurred by either of them in such exercise;

(vi)
to employ agents, managers, employees, advisers and others on such terms as EBRD in its sole discretion shall determine to exercise any of EBRD's powers or discretions under or pursuant to this Deed and for any purpose set forth in this Deed;

(vii)	to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions or demands relating in any way to any of the Assigned Rights;

(viii)	to bring, prosecute, enforce, defend or abandon all actions, suits and proceedings in relation to any Assigned Right which may seem to them to be expedient;

(ix)	give valid receipts for all moneys which may be proper or desirable for exercising any Assigned Right;

(x)
to exercise all or any of the powers conferred on a receiver by Applicable Law (including, without limitation, Schedule 1 of the Insolvency Act 1986) which powers may be exercised by EBRD without or despite appointing a receiver; and

(xi)	to do any other acts which they may consider to be incidental or conducive to any of its or their powers or to the realisation of the Assigned Rights.

(b)EBRD shall have the right, but not the obligation, to fulfill, at the expense and risk of the Borrower, any of the Borrower's obligations in respect of the Assigned Rights.

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(c) EBRD may delegate in any manner to any person any of the rights which are for the time being exercisable by EBRD under or pursuant to this Deed (including with respect to any power of attorney granted or contemplated herein). Any such delegation may be made upon such terms and conditions (including a power to sub-delegate) as EBRD may think fit.

Section 5.02 No Obligations of EBRD

Notwithstanding any provision contained herein to the contrary:

(a) EBRD shall be under no obligation or liability under or in respect of any of the Assigned Rights assigned hereunder or to make any payment under or in respect thereof; and

(b) EBRD shall be under no obligation to take any steps necessary to preserve any of the Assigned Rights, or to enforce against any person any of the Assigned Rights, or to make any enquiries as to the nature or sufficiency of any payment received by it.

Section 5.03 Application of Moneys

Until all of the Secured Obligations have been unconditionally and irrevocably paid in full, EBRD (or any trustee, agent or other person acting on its behalf) may:

(a) refrain from applying or enforcing any other moneys, security or rights held or received by EBRD (or any trustee, agent or other person) in respect of the Secured Obligations, or apply and enforce the same in such manner and order as it sees fit (whether against the Secured Obligations or otherwise); and

(b) hold and keep for such time as it thinks prudent any moneys received, recovered or realised under this Deed to the credit of the Borrower or such other person or persons as it believes fit or in a suspense account or securities realised account, without any obligation in the meantime to apply such moneys in or towards discharge of any of the Secured Obligations.

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Section 5.04 Charge

(a) To the extent, if any, that the Borrower has any right, title or interest in or to any of the moneys standing to the credit of any suspense account or securities realised account referred to in Section 5.03(b), the Borrower with full title guarantee, charges all such moneys to EBRD as a continuing security for the discharge on demand of the Secured Obligations.

(b) The Borrower shall have no right to make any withdrawal from any suspense account or securities realised account referred to in Section 5.03(b) but EBRD may permit a withdrawal and any such withdrawal will not affect the application of this withdrawal restriction to any remaining balance. EBRD may, at any time, appropriate or set off any moneys standing to the credit of such accounts against any of the Secured Obligations and may carry out such currency conversions as may be necessary to effect any such appropriation or set-off.

Section 5.05 Payments

The following provisions shall apply to the making of payments under this Deed:

(a) all payments by the Borrower to EBRD shall be made to such account and at such office or bank as either of EBRD may notify to the Borrower, and

(b) all payments by the Borrower to EBRD shall be made for value on the due date at such times and in the Loan Currency.

Section 5.06 No Set-off

All payments which the Borrower is required to make under this Deed shall be made without any set-off, counterclaim or condition, for the avoidance of doubt, the Borrower shall not be entitled to set-off any fee, cost or expense due to EBRD from the Assigned Rights, and any such fee, cost or expense shall at all times be borne fully by the Borrower.

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Section 5.07 Possession

EBRD will not be liable to account to the Borrower as mortgagee in possession for any money not actually received by them and, if EBRD take possession of the Assigned Rights, they may at any time relinquish such possession.

ARTICLE VI - OBLIGATIONS UNDER CONTRACTS Section 6.01 Borrower's Obligations

Subject to the terms of this Deed, the Borrower shall remain liable under the Contracts to perform all the obligations and liabilities expressed to be assumed by it under the Contracts, despite any action taken by EBRD under this Deed or otherwise.

Section 6.02 No Obligation on EBRD

EBRD shall not be obliged to perform any payment or other obligation of any kind of the Borrower under or pursuant to any Contract or at any time to collect any moneys payable under the Contracts or otherwise to enforce against the Contractors or any User under the Contracts any term of any of the Contracts (as relevant) or to make any enquiry as to the nature, validity or sufficiency of any payment received by EBRD by virtue of this Deed.

ARTICLE VII - SECURITY POWER OF ATTORNEY

The Borrower by way of security hereby appoints and constitutes EBRD as its true and lawful attorney with full power and right of substitution (in the name of the Borrower or otherwise) to execute such documents and instruments and to do such acts and things in the name of and on behalf of the Borrower as may be required by

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EBRD pursuant to this Deed, the Assignment contemplated hereunder or the exercise by EBRD or any such receiver of any powers.

ARTICLE VIII - POWER OF ATTORNEY

(a) Without prejudice to the foregoing provisions of Article VII (Security of Power of Attorney), the Borrower shall, in addition, on the date of this Deed, grant EBRD grant EBRD a Russian language and an English language power of attorney in form and substance satisfactory to EBRD, each notarised and apostilled, governed by and valid under the laws of the Republic of Kazakhstan, substantially in the form of Schedule 3 (Form of Power of Attorney), to exercise the above rights and with full powers of substitution. Each such power of attorney shall be for a period of three (3) years from its date of execution and shall be executed by the Borrower in the Russian and English language, respectively, each notarized and apostilled. EBRD agree with the Borrower that that EBRD shall only exercise their rights under such Power of Attorney when an Event of Default has occurred and is continuing.

(b) The Borrower agrees that it shall, no later than 3 (three) months prior to the expiry of the power of attorney referred to in paragraph (a) of this Article VIII, issue to EBRD a replacement Russian language and an English language power of attorney in form and substance satisfactory to EBRD (including an obligation to provide a replacement power of attorney on its expiry) substantially in the form of Schedule 3 (Form of Power of Attorney) hereto. Failure to issue a replacement power of attorney or the revocation of the power of attorney referred to in paragraph (a) of this Article VIII, or any replacement power of attorney, shall be considered an Event of Default under the Loan Agreement.

(c)	If the Borrower refuses to issue the power of attorney referred to in

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paragraph (a) of this Article VIII, or the replacement power of attorney referred to in paragraph (b) of this Article VIII, on its expiry, EBRD shall be entitled to do such things as are specified in Article VII (Security Power of Attorney) without such a power of attorney and such Borrower shall indemnify EBRD or any other person appointed by EBRD for all losses, expenses or costs incurred as a result of such refusal.

(d) The Borrower agrees that EBRD shall not incur any liability in connection with or arising from its exercise of any power of attorney referred to in Article VII (Security Power of Attorney) or this Article VIII or of the rights transferred to EBRD pursuant to this Deed.

ARTICLE IX - TAXES AND CURRENCY

Section 9.01 Taxes

(a) The Borrower shall pay or cause to be paid all Taxes on or in connection with the payment by it of any and all amounts due under this Deed that are now or in the future levied or imposed by any Authority of the United Kingdom or any other Relevant Jurisdiction or by any organisation of which the United Kingdom or any other Relevant Jurisdiction is a member or any jurisdiction through or out of which a payment is made.

(b) All payments of principal, interest, fees and other amounts due under this Deed shall be made without deduction for or on account of any Taxes.

(c) If the Borrower is prevented by operation of Applicable Law or otherwise from making or causing to be made such payments without deduction, the principal or (as the case may be) interest fees or other amounts due under this Deed shall be increased to such amount as may be necessary so that (i) EBRD receives the full amount it would have received (taking into account any Taxes payable by it on

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amounts payable by (the Borrower under this subsection) had those payments been made without such deduction.

(d) If Section 9.01(c) applies and EBRD so requests, the Borrower shall deliver to EBRD official tax receipts evidencing payment (or certified copies of such receipts) within thirty (30) days of the date of such request.

Section 9.02 Currency Indemnity

(a) The tender or payment of any amount payable under this Deed (whether or not by recovery under a judgment) in any currency other than the Loan Currency shall not novate, discharge or satisfy the obligation of the Borrower to pay in the Loan Currency all amounts payable under this Deed.

(b) The Borrower shall indemnify EBRD against any losses resulting from a payment being received or an order or judgment being given under this Deed in any currency other than the Loan Currency or any place other than the account specified pursuant to Section 5.05 (Payments). The Borrower shall, as a separate obligation, pay such additional amount as is necessary to enable EBRD to receive, after conversion to the Loan Currency at a market rate and transfer to that account, the full amount due to EBRD under this Deed in the Loan Currency and in the account specified in Section 5.05 (Payments).

(c) Notwithstanding the provisions of Section 5.05 (Payments) and Section 9.02(a), EBRD may require the Borrower to pay (or reimburse EBRD) for any Taxes, fees, costs, expenses and other amounts payable under Section 9.01 (Taxes) and Section 14.06 (Indemnites and Expenses) in the currency in which they are payable, if other than the Loan Currency.

Section 9.03 Gross-Up

All payments made in satisfaction of the Secured Obligations shall be made in full without set-off of any sum owing by EBRD to the Borrower or counterclaim and

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free and clear of any deduction of or withholding for or on account of any tax levy, duty, charge, contribution or impost of whatever nature (including any applicable fine, penalty, surcharge or interest) or for any other reason, except to the extent that any such deduction or withholding is required by law. If at any time the Borrower is required by law to make any deduction or withholding from any payment due from the Borrower to EBRD under this Deed, the Borrower shall simultaneously pay to EBRD whatever additional amount is necessary to ensure that EBRD receives a net sum equal to the payment it would have received had no deduction or withholding been made.

ARTICLE X - PROTECTION OF SECURITY

Section 10.01 Preservation of Security and Rights

This Deed is in addition to any other rights or security, present or future, held by EBRD from the Borrower or any other person for the Secured Obligations and shall not merge with or prejudice or be prejudiced by any such rights or security or any other contractual or legal rights of EBRD, all or any of which EBRD may take, perfect, enforce, renew, vary, release or refrain from taking, perfecting or enforcing without releasing, reducing or otherwise affecting EBRD's rights under this Deed.

Section 10.02 Change in Borrower's Constitution

EBRD' rights under this Deed shall not be affected by any change in the constitution or composition of the Borrower or other person or by bankruptcy, liquidation, insolvency or any incapacity of the Borrower or other person.

Section 10.03 Limit on Liability; Mortgagee in Possession

The Borrower agrees that in no event shall EBRD be liable for any matter or thing in connection with this Deed other than to account for monies actually received by it in accordance with the terms hereof. Notwithstanding the generality of the

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foregoing, the parties hereto agree that EBRD shall not by any reason of its taking action permitted by this Deed, or EBRD taking possession of the Assigned Rights, or any part thereof, be liable to account as mortgagee in possession or be liable for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable.

ARTICLE XI - STEP IN RIGHTS

Section 11.01 Step-in Rights

At any time after the occurrence of an Event of Default which is continuing:

(a) EBRD may notify each of the other parties to each Contract, that they shall be entitled (but without accepting or assuming any obligation to that effect) to perform, or procure through a third party, the performance of, the obligations assumed by the Borrower in respect of that Contract, where the costs and expenses so incurred by EBRD or third party being borne by the Borrower;

(b) EBRD may, but shall not be obliged to, without in any case incurring any responsibility or liability to the Borrower:

(0demand, sue for, collect or receive money or property at any time due to, payable to, or receivable by, the Borrower in relation to such Contract;

(ii)	compromise and settle with any person liable under such Contract; and

(iii)	extend the time for payment or otherwise change the terms of such Contract as to any party liable thereon; and

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(c)EBRD may (without notice to the Borrower) enforce all or any part of the Assignment and exercise any of the rights conferred upon them by this Deed or by law at such times and in such manner as they think fit, including selling or otherwise disposing of any of the Assigned Rights. EBRD also shall be entitled to apply the proceeds of such sale or other disposal in paying the costs of such sale or disposal and thereafter, in or towards the discharge of the Secured Obligations or otherwise as provided for in this Deed.

Section 11.02 Cure Rights

EBRD shall have the right, but not the obligation, to cure any default of the Borrower under a Contract and, farther, to pay any sums due under a Contract after the Borrower fails to pay, when due, any such sums. The Borrower acknowledges and agrees that any amounts paid by EBRD on its behalf pursuant to any Contract shall constitute a Secured Obligation.

ARTICLE XII - RELEASE

Upon the full and irrevocable payment of all sums which may be or shall become payable by the Borrower to EBRD under the Loan Agreement or any other Financing Agreement and the payment and performance in full of all other Secured Obligations, and delivery of a notice to this effect by EBRD to the Borrower (which notice EBRD agree to issue promptly upon discharge in full of the Secured Obligations in accordance with the provisions thereof), then EBRD shall, at the written request and sole cost and expense of the Borrower, execute such deeds and do all such acts and things as may be necessary to discharge the security constituted by or pursuant to this Deed and release and reassign to the Borrower or its order (at the Borrower's cost and expense) the Assigned Rights, so long as EBRD is satisfied that EBRD will not be required to repay or pay to any person any or all of the amounts received by payment to it, or by enforcement of EBRD's rights in the Assigned Rights

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hereunder.

ARTICLE XIII - FURTHER ASSURANCE

Upon the request of EBRD, the Borrower shall promptly, at the Borrower's sole cost and expense, execute and deliver any and all such other documents and instruments and do all such other acts and things as EBRD or either of them may determine are necessary or desirable to give effect to the provisions of this Deed, including those required to facilitate the exercise of any right, power or discretion exercisable by EBRD under this Deed, and to cause this Deed to be duly registered, notarised and stamped in any applicable jurisdiction.

ARTICLE XIV - MISCELLANEOUS

Section 14.01 Term of Deed

This Deed shall continue in full force until full and irrevocable discharge of the Secured Obligations pursuant to the terms of the Financing Agreements but without prejudice to Article XII (Release) and Section 2.14 (Conditional Release).

Section 14.02 Entire Agreement; Amendment and Waiver

This Deed, the Financing Agreements, the Project Agreements and any other document referred to herein constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understandings with respect to this transaction. Any amendment to, or waiver by EBRD of any of the terms or conditions of, or consent given by EBRD under, this Deed (including, without limitation, under this Section 14.02) shall be in writing, signed by EBRD and, in the case of an amendment, by the Borrower.

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Section 14.03 Borrower's Obligations

The Borrower agrees to be bound by the terms and provisions of this Deed, to make no payments or distributions contrary to the terms and provisions hereof and to do every other act and thing necessary or appropriate to carry out such terms and provisions.

Section 14.04 Notices

Any notice, application or other communication to be given or made under this Deed to EBRD or to the Borrower shall be in writing. Except as otherwise provided in this Deed, such notice, application or other communication shall be deemed to have been duly given or made when it is delivered by hand, airmail or facsimile transmission to the party to which it is required or permitted to be given or made at such party's address specified below or at such other address as such party designates by notice to the party giving or making such notice, application or other communication.

For the Borrower:

Balykshy L.L.P.
3rd Floor
174B Furmanov Street Almaty
Republic of Kazakhstan
Attention:Paul A. Roberts, Director
Fax: +7 (327) 272 8450

For EBRD:

European Bank for Reconstruction and Development
One Exchange Square
London EC2A 2JN

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United Kingdom
Attention:Operation Administration Unit
Fax: +44 20 7338 6100

Section 14.05 English Language

All documents to be furnished or communications to be given or made under this Deed shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by the Borrower, which translation shall be the governing version between the Borrower and EBRD.

Section 14.06 Indemnities and Expenses

The Borrower shall be liable to indemnify EBRD on demand against any loss or expense sustained or incurred by EBRD as a result of:

(a)	a failure by the Borrower to perform any of its obligations under this Deed; or

(b)	any representation or warranty made in this Deed by the Borrower having been untrue, incorrect or misleading when made.

The indemnities contained in this Section 14.06 shall survive the termination of this Deed.

Section 14.07 Rights, Remedies and Waivers

(a)The rights and remedies of EBRD in relation to any misrepresentations or breach of warranty on the part of the Borrower shall not be prejudiced by any investigation by or on behalf of EBRD into the affairs of the Borrower, by the execution or the performance of this Deed or by any other act or thing which may be

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done by or on behalf of EBRD in connection with this Deed and which might, apart from this Section 14.07, prejudice such rights or remedies.

(b) No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to EBRD upon any default under this Deed or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein. No single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No action of EBRD in respect of any such default, or acquiescence by them therein, shall affect or impair any right, power or remedy of EBRD in respect of any other default.

(c) The rights and remedies provided in this Deed and the other Financing Agreements are cumulative and not exclusive of any other rights or remedies, whether provided by Applicable Law or otherwise.

(d) EBRD may proceed to protect and enforce their rights hereunder in any court or other tribunal by an action at law, suit in equity or other appropriate proceedings, whether for damages, the specific performance of any term hereof or otherwise, or in aid of the exercise of any power granted hereby or by law. The Borrower hereby agrees to pay to EBRD on demand such amount in the Loan Currency as shall be sufficient to reimburse EBRD for its costs and expenses related to, or arising out of, any such action or remedies, including, reasonable fees and expenses of legal counsel.

Section 14.08 Governing Law

This Deed is governed by and will be construed in accordance with English law.

Section 14.09 Dispute Resolution

(a)Any dispute, controversy or claim arising out of or relating to this

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Deed, or the breach, termination or invalidity hereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force. There shall be one arbitrator and the appointing authority shall be LCIA (London Court of International Arbitration). The seat and place of arbitration shall be London, England and the English language shall be used throughout the arbitral proceedings. The parties hereby waive any rights under the Arbitration Act 1996 or otherwise to appeal any arbitration award to, or to seek determination of a preliminary point of law by, the courts of England. The arbitral tribunal shall not be authorised to take or provide, and the Borrower agrees that it shall not seek from any judicial authority, any interim measures of protection or pre-award relief against EBRD, any provisions of the UNCITRAL Arbitration Rules notwithstanding. The arbitral tribunal shall have authority to consider and include in any proceeding, decision or award any further dispute properly brought before it by EBRD (but no other party) insofar as such dispute arises out of any Financing Agreement, but, subject to the foregoing, no other parties or other disputes shall be included in, or consolidated with, the arbitral proceedings. In any arbitral proceeding, the certificate of EBRD as to any amount due to EBRD under any Financing Agreement shall be prima facie evidence of such amount.

(b)Notwithstanding Section 14.09(a), this Deed and the other Financing Agreements, and any rights of EBRD arising out of or relating to this Deed or any other Financing Agreement, may, at the option of EBRD, be enforced by EBRD in the courts of Kazakhstan, the United States of America or in any other courts having jurisdiction: For the benefit of EBRD, the Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the courts of England with respect to any dispute, controversy or claim arising out of or relating to this Deed or any other Financing Agreement, or the breach, termination or invalidity hereof or thereof. The Borrower hereby irrevocably consents to the service of process or any other legal summons out of such courts by mailing copies thereof by registered airmail postage prepaid to its address specified herein. The Borrower covenants and agrees that, so long as it has any obligations under this Deed, it shall maintain a duly appointed agent to receive service of process and any other legal summons in England for purposes of any legal

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action or proceeding brought by EBRD in respect of any Financing Agreement and shall keep EBRD advised of the identity and location of such agent. Nothing herein shall affect the right of EBRD to commence legal actions or proceedings against the Borrower in any manner authorised by the laws of any relevant jurisdiction. The commencement by EBRD of legal actions or proceedings in one or more jurisdictions shall not preclude EBRD from commencing legal actions or proceedings in any other jurisdiction, whether concurrently or not. The Borrower irrevocably waives any objection it may now or hereafter have on any grounds whatsoever to the laying of venue of any legal action or proceeding and any claim it may now or hereafter have that any such legal action or proceeding has been brought in an inconvenient forum.

Section 14.10 Privileges and Immunities of EBRD

Nothing in this Deed shall be construed as a waiver, renunciation or other modification of any immunities, privileges or exemptions of EBRD accorded under the Agreement Establishing the European Bank for Reconstruction and Development, international convention or any Applicable Law. Notwithstanding the foregoing, EBRD has made an express submission to arbitration under Section 14.09(a) and accordingly, and without prejudice to its other privileges and immunities (including, without limitation, the inviolability of its archives), it acknowledges that it does not have immunity from suit and legal process under Article 5(2) of Statutory Instrument 1991, No. 757 (The European Bank for Reconstruction and Development (Immunities and Privileges) Order 1991), or any similar provision under English law, in respect of the enforcement of an arbitration award duly made against it as a result of its express submission to arbitration pursuant to Section 14.09(a).

Section 14.11 Waiver of Sovereign Immunity

The Borrower represents and warrants to EBRD that this Deed, the Loan Agreement and any other Financing Agreements and the undertakings by the Borrower under any such Financing Agreements to which it is a party are commercial rather than public or governmental acts and that the Borrower is not entitled to claim

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immunity from legal proceedings with respect to itself or any of its assets on the grounds of sovereignty or otherwise under any Applicable Law or in any jurisdiction where an action may be brought for the enforcement of any of the obligations arising under or relating to this Deed or the other Financing Agreements. To the extent that the Borrower or any of its assets has or hereafter may acquire any right to immunity from set-off, legal proceedings, attachment prior to judgment, other attachment or execution of judgment on the grounds of sovereignty or otherwise, the Borrower hereby irrevocably waives such rights to immunity in respect of its obligations arising under or relating to this Deed, the Loan Agreement or any other Financing Agreements.

Section 14.12 No Reliance

The Borrower acknowledges that EBRD is entering into this Deed, and has acted, solely in its capacity as a lender under the Loan Agreement, and not as an advisor to the Borrower. The Borrower represents and warrants that, in entering into this Deed, it has engaged and relied upon advice given to it by its own legal, financial and other professional advisors and it has not relied on and will not hereafter rely on any advice given to it by EBRD.

Section 14.13 Successors and Assigns

(a) This Deed binds and inures to the benefit of the respective successors, assignees and permitted transferees of the parties hereto.

(b) The Borrower may not assign or otherwise transfer all or any part of its rights or obligations under this Deed without the prior written consent of EBRD.

(c) EBRD may sell, transfer, assign, novate or otherwise dispose of all or part of its rights or obligations under this Deed and the other Financing Agreements without the consent of the Borrower. (ii) Upon receipt by the Borrower of written notice of any assignment of rights against the Borrower under this Deed, such assignment shall take effect as an absolute assignment and the assignee shall

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accordingly be entitled to sue the Borrower without joining EBRD as a party to the proceedings. For the avoidance of doubt, EBRD shall be entitled to sue the Borrower pursuant to any right not assigned without joining the assignee as a party to the proceedings. (iii) The Borrower irrevocably agrees that, if it receives written notice of any transfer of any kind whatsoever of obligations owed to the Borrower under this Deed and the transferee confirms in such notice that it will perform such transferred obligations, then upon receipt of such notice such obligations shall be novated and after that shall be owed to the Borrower by the transferee and not by the transferor.

Section 14.14 Rights of Third Parties

A person who is not a party to this Deed has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Deed (except as provided in Sections 14.13(a) to 14.13(c)).

Section 14.15 Default Interest

(a) Without prejudice to any other rights or remedies of EBRD under this Deed or any other Financing Agreement, any other agreement or instrument or by Applicable Law, if the Borrower fails to pay any amount payable by it under this Deed, the Borrower shall forthwith on demand by EBRD pay interest on such overdue amount from and including the due date up to the date of actual payment (as well after as before judgment) at the rate per annum which is equal to the Interest Rate in effect immediately before the due date, provided that EBRD shall not be entitled to charge default interest on the same defaulted sum under both this Section 14.15 and the equivalent provision of another Financing Agreement.

(b) Interest at the rate referred to in Section 14.15(a) shall accrue from the date on which payment of the relevant overdue amount became due until the date of actual payment of that amount and shall become payable on demand or, if not demanded, on each Interest Payment Date falling after such overdue amount became due.

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Section 14.16 Set-off

EBRD shall have the right, to the fullest extent permitted by law, to set off any amount owed by EBRD to the Borrower, whether or not matured, against any amount then due and payable by the Borrower under any Financing Agreement, whether or not EBRD has demanded payment by the Borrower of such amount and regardless of the currency or place of payment of either such amount.

Section 14.17 No Partnership or Agency.

Nothing in this Deed (or any of the arrangements contemplated hereby) shall be deemed to constitute a partnership between the parties hereto nor save as expressly provided herein constitute any party the agent of any other for any purpose.

Section 14.18 Deed as Property of EBRD.

This Deed is and will remain the property of EBRD after any release, settlement, discharge or arrangement relating to the liability of the Borrower under this Deed.

Section 14.19 Certificates

A certificate by any officer of EBRD specifying amounts due and payable under or in connection with any of the provisions of this Deed, together with any relevant calculations supporting the amounts set out as such certificate as being due and payable, shall, in the absence of manifest error, be conclusive and binding on the Borrower.

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Section 14.20 Disclosure

EBRD may disclose such documents, information and records regarding the Borrower or any other party to a Financing Agreement and this transaction (including, without limitation, copies of this Deed and any Financing Agreement) as EBRD deems appropriate in connection with any dispute involving the Borrower or any other party to a Financing Agreement, for the purpose of preserving or enforcing any of EBRD's rights under any Financing Agreement or collecting any amount owing to EBRD or in connection with any proposed Participation or any other proposed sale, transfer, assignment, novation or other disposal contemplated by above Section 14.13 (Successors and Assigns).

Section 14.21 Severability.

Each of the provisions of this Deed shall be severable and distinct from one another and if at any time any one or more of those provisions (or any part thereof) is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. In this event, to the extent practicable under the circumstances, the parties to this Deed shall negotiate in good faith to replace the void, illegal or unenforceable provision with a valid, legal and enforceable provision which corresponds as far as possible to the spirit and purpose of the void, illegal or unenforceable provision.

Section 14.22 Counterparts

This Deed may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 14.23 Survival

Notwithstanding the discharge and release of the Guarantor pursuant to 44

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Section 2.14 (Conditional Release) and Article XII (Release), (i) the representations and warranties given by the Guarantor and the Borrower in Article III (Representations and Warranties); (ii) the covenants of the Guarantor in Article IV (Covenants); and (iii) the provisions set forth in Section 5.05 (Payments) and XIV (Miscellaneous) and of this Section 14.23, shall survive and remain in full force and effect until the Guaranteed Obligations have been fully and irrevocably discharged strictly in accordance with the provisions of the Financing Agreements, as evidenced by a written instrument signed by EBRD.

The parties hereto agree that this Deed shall take effect as a deed as of the date first written above.

IN WITNESS WHEREOF, each party hereto has caused this Deed of assignment of Contracts to be executed and delivered as a deed by its duly authorised representatives as of the date first above written.

[Signature Page Follows]

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SCHEDULE 1

FORM OF NOTICE OF ASSIGNMENT

[TO BE TYPED ON LETTERHEAD OF BORROWER]

NOTICE

To:[Name of the relevant Obligor, eg Contractor / any User under relevant

Service Contract / relevant counterparty under a Contract]

Dated: [add date]

1.We hereby give notice that by a contracts assignment dated [add date] (the

"Deed") Balykshy L.L.P. (the "Borrower") assigned to European Bank for Reconstruction and Development ("EBRD") all of the Borrower's rights, title and interest under the [construction contract / service contract / other relevant Contract description (as applicable)] (the "Contract") dated [add date] between you and the Borrower, including (without limitation) (1) the rights to demand and receive all moneys now or in the future payable, whether actually or contingently, to the Borrower under the Contract, (2) all its powers under the Contract, (3) its rights to perform and compel performance of the Contract, (4) the benefits of all your representations, warranties and undertakings under the Contract (5) the rights to agree to any termination, amendment or waiver of the Contract or any provision of it, and (6) any other rights, available to the Borrower with respect to the Contract by agreement, operation of law or otherwise. The terms of the Deed require that upon an Event of Default under the Loan Agreement being declared by EBRD, you are required to make payments under the Contract to EBRD (and not to the Borrower) in accordance with EBRD's instructions from time to time. Until further notice from EBRD, you should make all such payments to EBRD following a declaration of Event of Default in accordance with paragraph 2 below or as EBRD may direct.

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2.We hereby irrevocably authorise and instruct you following receipt of notice of an Event of Default under the Loan Agreement, to pay to EBRD for credit to its account as notified by EBRD (whose receipt shall be a full and sufficient discharge to you for such payment) all moneys whatsoever now or at any time hereafter due or owing to us from you under, or by virtue of, the Assigned Rights and to procure that EBRD receives all our present and future rights, benefit, interests and claims whatsoever and whether proprietary, contractual or otherwise under, or arising out of, or evidenced by, the Assigned Rights and all moneys from time to time becoming due or owing thereunder or in connection therewith.

3.Save to the extent not prohibited by any other Financing Agreement to which you are a party, the Borrower may not allow, make or agree to any amendment or supplement to, or repudiation or termination of the Contract or make or agree to any claim that the Contract is rescinded or allow, or agree to, any waiver or release of any obligation of any party under the Contract or without the prior written consent of EBRD, notified by EBRD to you. However the Borrower remains liable to perform all the obligations and liabilities expressed to be assumed by it under the Contract and EBRD has no obligations or liabilities under the Contract, whether in place of the Borrower or otherwise.

4.Forthwith upon giving notice of an Event of Default, EBRD may but shall not be obliged to:

(a)	demand, sue for, collect or receive money or property at any time due to, payable to, or receivable by, us in relation to the Assigned Rights;

(b)	compromise and settle with any person liable under the Assigned Rights; and

(c)	extend the time for payment or otherwise change the terms of the Assigned Rights as to any party liable thereon.

5.This authority and instruction is declared to be irrevocable and may not be

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varied or amended without the prior written consent of EBRD. 6.A copy of the Deed is enclosed for your reference.

Please will you sign, date and return to EBRD at facsimile number +44 20 7338 6100 marked for the attention of Operation Administration Unit (together with a copy to us for our records) the attached Acknowledgement of Notice of Assignment as your acknowledgement of the assignment effected by the Deed as soon as practicable and in any event prior to [insert date].

Yours faithfully,

BALYKSHY L.L.P.

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EXECUTION COPY

SCHEDULE 2

FORM OF ACKNOWLEDGEMENT

[TO BE TYPED ON LETTERHEAD OF EACH OBLIGOR]

Acknowledgement

To: European Bank of Reconstruction and Development One Exchange Square

London EC2A 2JN

United Kingdom

Operation Number: 36384

Date: [add date]

[Registered name of the Obligor, e.g. Contractor / any User under relevant Service Contract / other relevant Contract counterparty (as applicable)] ("we" or "us") hereby acknowledges receipt of the notice of assignment (the "Notice") a copy of which is attached to this Acknowledgement, which has been delivered to us by Balykshy L.L.P. (the "Borrower") pursuant to a contracts assignment, dated [ ] (the "Deed"), between the Borrower and European Bank for Reconstruction and Development ("EBRD"). We also acknowledge receipt of a copy of the Deed.

We do hereby irrevocably:

(a)	acknowledge and agree to the assignment contemplated by the Notice;

(b) consent and agree to the terms and conditions set forth in the Notice;

(c)	confirm that we have not received any communication from any third 49

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party relating to the assignment of the rights referred to in the Notice, nor to our knowledge, have any such rights been assigned or otherwise encumbered;

(d)
agree to pay any amount from time to time payable by us under the Contract (as defined in the Notice) to such account and to such person as EBRD may specify to us and otherwise in accordance with paragraph 2 of the Notice;

(e)	agree and consent to the exercise of the rights of EBRD as set forth in

Article XI (Step In Rights) of the Deed; and

(f)	agree that all disputes related to the assignment in favour of EBRD contemplated by the Deed shall be resolved in accordance with the terms and conditions set forth in Section 14.09 (Dispute Resolution) of the Deed and in order to achieve the foregoing but no more, we do hereby incorporate by this reference Section 14.08 (Governing Law), Section 14.09 (Dispute Resolution), and Section 14.10 (Privileges and Immunities of EBRD) into this Acknowledgement.

We hereby confirm that the Notice is express notice in writing of the assignment contemplated under the Deed as provided for under Section 136 of the Law of Property Act of 1925.

Executed and delivered as a deed for

and on behalf of [name of relevant Obligor]' by

I add name of Contractor / any User under relevant Service Contract / relevant counterparty under a Contract (as applicable).

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Name: Title:

Encl.

Copy of the Notice

cc: the Borrower

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EXECUTION COPY

SCHEDULE 3

FORM OF POWER OF ATTORNEY

[TO BE TYPED ON LETTERHEAD OF THE BORROWER]

Power of Attorney

This POWER OF ATTORNEY is granted on [add date] 2008 in [add location] by BALYKSHY L.L.P., a limited liability partnership organised and existing under the laws of the Republic of Kazakhstan and having its registered address at 12 Murat Uskenbaev Street, Atash Village, Tupkaragan District, Mangistau Region, the Republic of Kazakhstan, registered under number 32-1943-05-TOO, (the "Principal") and represented by [add name], acting on the basis of [the Charter of the Principal], to European Bank for Reconstruction and Development ("EBRD").

1.The Principal hereby grants to EBRD this Power of Attorney with full power of substitution at the expense of the Principal to exercise all rights of the Principal, which the Principal has, and to do all acts and things, which the Principal is entitled to do under: (a) the construction contract entered into by and between the Principal and Datoba Construction LLP (the "Contractor") dated 7 November 2006; (b) [add relevant details of each executed Service Contract] [and] all other service contracts, which have been entered into or will be entered into by and between the Principal and marine base service users (the "Users"); and (c) [add relevant details of each executed performance bonds, warranties, guarantees and undertakings and such other agreements] [and] other all performance bonds, warranties, guarantees and undertakings and such other agreements, which have been entered into or will be entered into by the Principal or any other person (the "Contracts" and each a "Contract") including, without limitation, the following rights:

(i) to demand payment of any funds due or which will be due

under any Contract;

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(ii) to use any rights of the Principal in its own discretion to recover proceeds under each Contract and any other amounts due under each Contract; to receive benefits of all of the representations, warranties and undertakings of the counterparties under each Contract; to provide to the Contractor and each of the Users or any other Obligor, under each Contract, notice of assignment and any other notices and documents evidencing assignment as it may deem appropriate; to request and receive information, originals or copies of any documents (including reports) pertaining to each Contract; to do all acts which it may deem appropriate to maintain each Contract in full force and effect, including, without limitation, to sign, execute and deliver contracts, agreements and other instruments and to make payments under each Contract; to delegate any or all of the rights and powers conferred by this Power of Attorney to EBRD to any other person; to direct or re-direct all payments due to the Principal under each Contract, and to instruct the Contractor or any User or Obligor or other relevant person to make all payments due under or in respect of each Contract, to bank accounts designated by EBRD; to defend the rights of the Principal under each Contract and its rights hereunder, against all claims, demands, attachments or any legal or administrative proceedings made, commenced or threatened by any person at any time;

(x) to terminate, amend or waive each Contract or any provision

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thereof;

to enforce any rights of the Principal under each Contract against the Contractor, the Users, any other Obligor or any other relevant person in the event that the Contractor or any of the Users or Obligors have breached any of terms of such Contract;

to have any other rights that the Principal has under each Contract and to do any other acts and things, which the Principal is entitled to do under each Contract; and

(xi i i)to sign, execute, deliver and receive all documents, contracts,

deeds, agreements and other instruments and to take all such other actions as are necessary or desirable for the purpose of exercising the authority referred to in the preceding paragraphs of this Power of Attorney.

2.
The Principal hereby declares that all and every one of the acts and things which shall be done by EBRD for the aforesaid purposes shall be deemed valid and in the best interests of the Principal for all intents and purposes whatsoever as if the same had been done by the Principal itself.

3.
The Principal hereby undertakes from time to time and at all times to indemnify EBRD against all costs, claims, expenses and liabilities howsoever incurred by EBRD in connection herewith and further undertakes to ratify and confirm all actions EBRD shall lawfully take or cause to be taken in or by virtue of this Power of Attorney.

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4.	This Power of Attorney shall expire on [

5.	This Power of Attorney is governed by the laws of the Republic of Kazakhstan.

Balykshy L.L.P.

[Seal]

Title: Title: Chief Accountant

Name: Name:

[Notarial certification]

[Apostille]

2 3 years from date of execution of the POA.

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SIGNATURES

IN WITNESS WHEREOF, each party hereto has caused this Deed of assignment of Contracts to be executed and delivered as a deed by its duly authorised representatives as of the date first above written.

EXECUTED and DELIVERED as a deed on behalf of BALYKSHY L.L.P., a company incorporated in the territory of the Republic of Kazakhstan, by Paul Anthony Roberts being a person who, in accordance with the laws of that territory, is acting under the authority of the company:
By: Authorised signatory Name: Paul Anthony Roberts Position: Director [Seal]

EXECUTED and DELIVERED as a deed on behalf of EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT

By: Name: Position:
Authorised Representative

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SIGNATURES

IN WITNESS WHEREOF, each party hereto has caused this Deed of assignment of Contracts to be executed and delivered as a deed by its duly authorised representatives as of the date first above written.

EXECUTED and DELIVERED as a deed on behalf of BALYKSHY L.L.P., a company incorporated in the territory of the Republic of Kazakhstan, by Paul Anthony Roberts being a person who, in accordance with the laws of that territory, is acting under the authority of the company:

By:

Authorised signatory Name: Paul Anthony Roberts Position: Director

[Seal]

EXECUTED and DELIVERED as a deed on behalf of EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT

By: Name: Position:
Authorised Representative Riccardo Puliti Business Group Director Energ,, ryld Naturc! Resources

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